Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: November 14, 2012

CONTACT: Norma Caceres, Chief Financial Officer

PHONE: (303) 467-5236

ARC GROUP WORLDWIDE, INC. REPORTS ADJUSTED EPS OF $0.23 FOR QUARTER ENDING SEPTEMBER 30, 2012

DELAND, FLORIDA, November 14, 2012 — ARC Group Worldwide, Inc. (NASDAQ Capital Market: ARCW; “ARC”) reported today Adjusted Earnings Per Share (“Adjusted EPS”) of $0.23 for the quarter ending September 30, 2012. The first quarter results were driven largely by combined sales and revenue resulting from the reverse acquisition of ARC by Quadrant Metals Technologies (“QMT”), as well as the acquisition of Advanced Forming Technology, Inc. and AFT-Hungary Kft, (both referred to herein as “AFT”). Adjusted Earnings was $1.2 million and Adjusted Earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $1.9 million.

Adjusted EPS, Adjusted Earnings and Adjusted EBITDA are non-GAAP financial measures. These measures represent results of operations of the company net of any of the nonrecurring expenses related to the reverse acquisition transaction between ARC and QMT as well as the acquisition of AFT. Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. The reconciliation to GAAP is as follows (in thousands except share and per share amounts):

	First Quarter
GAAP to Non-GAAP Reconciliation	2012	2011
Earnings reported for the Quarter ended September 30, 2012	$(89)	$1,057
Attributable to ARC Group Worldwide, Inc. (GAAP)
Gain on Bargain purchase	(381)	-
Merger expenses	1,637	-
Adjusted Earnings	$1,167	$1,057
Interest	167	118
Tax	-	-
Depreciation and Amortization	572	193
Adjusted EBITDA	$1,906	$1,368

Adjusted Earnings	$1,167	$1,057
Weighted Average of Common Shares Outstanding	5,149,700	4,029,700

Adjusted Earnings Per Share	$0.23	$0.26

The Company reported a net loss of $89 thousand for the first quarter ending September 30, 2012, a decrease from the first quarter 2011 net income of $1.1 million, driven by nonrecurring expenses resulting from the reverse acquisition and acquisition transactions.

Total sales revenue for the quarter ending September 30, 2012 and October 2, 2011 was $13.5 million and $7.3 million, respectively. The increase in sales was driven largely by the additional sales resulting from acquisition transactions.

About ARC

ARC, through its operating subsidiaries AFT, QMT, and ARC Wireless LLC and ARC Wireless Ltd. is a global diversified manufacturer active in metal injection molding, flanges, specialty hermetic seals, and wireless equipment. For more information about ARC, please visit www.arcgroupworldwide.net.

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans and integration efforts related to the recent transactions, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth and efficiencies through the acquisitions discussed herein, merger-related expenses and the impact of the transaction on ARC’s earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as ARC’s ability to integrate QMT and AFT as planned and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. Neither ARC nor QMT nor AFT undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-Q for the three months ending September 30, 2012.